EXHIBIT 24

                          POWERS OF ATTORNEY


     WHEREAS, CSB BANCORP, INC., an Ohio corporation (the "Company"), proposes to file with the Securities and Exchange Commission, pursuant to the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, an Annual Report to Shareholders on Form 10-K ("Form 10-K"), with respect to the Company's 1998 fiscal year; and

     WHEREAS, the undersigned is [an Officer] [a Director] [a
Director and Officer] of the Company;

     NOW, THEREFORE, the undersigned hereby constitutes and appoints Douglas D. Akins [her] [his] attorney in fact, for [her] [him] and in [her] [his] name, place and stead and in [her] [his] office and capacity with the Company, to execute and file such Form 10-K and exhibits, and thereafter to execute and file any amended Form 10-K, hereby giving and granting to said attorney full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as [she] [he] might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorney may or shall lawfully do or cause to be done by virtue hereof.

     This authority hereby granted is limited to the execution and delivery of such Form 10-K or amendment thereto, unless earlier revoked by me or expressly extended by me in writing, shall remain in force and effective only until such Form 10-K or any amendment thereto is filed.

     IN WITNESS WHEREOF, the undersigned has hereunto set [her]
[his] hand this _____ day of March 1999.



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